EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Yellow Roadway Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-109896 and 333-113021) on Form S-3, (No. 333-108081 and 333-119990) on Form S-4, and (Nos. 33-47946, 333-02977, 333-16697, 333-59255, 333-49618, 333-49620, 333-88268, 333-111499, 333-121370, and 333-121470) on Form S-8 of Yellow Roadway Corporation of our reports dated March 4, 2005, with respect to the consolidated balance sheets of Yellow Roadway Corporation as of December 31, 2004 and 2003, and the related consolidated statements of operations, cash flows, shareholders’ equity, and comprehensive income for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Yellow Roadway Corporation.

/s/ KPMG LLP

Kansas City, Missouri

March 15, 2005